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Media Contact: Casey Murphy (314) 982-6220

EMERSON REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2018 RESULTS, PROVIDES 2019 OUTLOOK

•	Fourth quarter net sales up 10 percent; underlying sales up 8 percent

•	Fourth quarter EPS of $0.97 and full year $3.46, or $0.89 and $3.38, respectively, excluding $0.08 discrete tax benefit

•	Full year operating cash flow of $2.9 billion; free cash flow of $2.3 billion, net earnings conversion of 103 percent, or 114 percent excluding discrete, non-cash tax benefits

•	Returned 77 percent of full year operating cash flow to shareholders through dividends and share repurchases

•	Funded $2.2 billion in acquisitions in 2018; closed Tools & Test and Aventics acquisitions early in the fourth quarter and announced GE Intelligent Platforms acquisition

ST. LOUIS, November 6, 2018 – Emerson (NYSE: EMR) today reported results for the fourth quarter and fiscal year ended September 30, 2018.
Strong global demand continued in the quarter as both mature and emerging markets delivered high-single digit underlying growth. Fourth quarter net sales were up 10 percent, with underlying sales up 8 percent excluding unfavorable currency of 2 percent and a positive impact from acquisitions net of divestitures of 4 percent. Emerson's trailing three-month underlying orders growth remained in the 5 to 10 percent range throughout the quarter, with September three-month underlying orders up 8 percent. For the full year, net sales were up 14 percent, with underlying sales up 8 percent.
Fourth quarter gross profit margin of 42.2 percent improved 150 basis points compared with the prior year, driven by the benefit of restructuring actions, favorable mix and leverage on higher sales. Pretax margin of 15.1 percent and EBIT margin of 16.0 percent decreased 40 basis points and 30 basis points, respectively, reflecting dilution from recent acquisitions and the impact of a special one-time 401(k) contribution to U.S. employees in the fourth quarter. GAAP earnings per share were $0.97 in the quarter and $3.46 for the full year, and were $0.89 and $3.38, respectively, excluding an $0.08 discrete tax benefit.
Fourth quarter operating cash flow from continuing operations was $1.0 billion, up 13 percent compared with the prior year, and free cash flow from continuing operations was $0.7 billion, down 1 percent. Full year operating cash flow from continuing operations was up 8 percent to $2.9 billion and free cash flow from continuing operations was up 3 percent to $2.3 billion, reflecting 103 percent conversion of net earnings, or 114 percent excluding discrete, non-cash tax benefits recognized in net earnings. Capital expenditures of $0.6 billion were up 29 percent, reflecting global investments to support future growth.
“The fourth quarter capped a year of exceptional results for our company,” said Chairman and Chief Executive Officer David N. Farr. “In 2018, we drove strong operational performance while continuing to build a firm foundation for our future, including funding $2.2 billion of bolt-on acquisitions and delivering results ahead of plan for the integration of Valves & Controls into our Final Control business – evidence of our focus on seamlessly integrating acquired businesses to achieve our long-term strategic and financial goals.
“For our shareholders, we returned more than $2.2 billion through dividends and share repurchases and drove improvement in dividends paid as a share of free cash flow, an important indicator of our financial strength and ability to continue increasing our annual dividend, as we have done every year since 1956. This unblemished 62-year track record is a testament to the extraordinary commitment of our employees, of our global management teams and of our board to deliver value to our shareholders.”

Business Platform Results
Automation Solutions net sales increased 11 percent in the quarter, with underlying sales up 9 percent excluding unfavorable currency of 2 percent and a positive impact from acquisitions of 4 percent. Growth continued to reflect strong maintenance and repair (MRO) demand and brownfield investment activity focused on expansion and optimization of existing facilities. Trends were positive across all key market verticals and world areas.
North America underlying sales increased 11 percent, reflecting strong investment in oil and gas production and midstream infrastructure, as well as continued favorable trends across most key verticals. Asia underlying sales were up 11 percent driven by strong investment activity in China and India as well as in most developed countries. Latin America was up 12 percent, reflecting strengthened investment activity in Brazil and Chile. Europe was up 2 percent and Middle East/Africa was up 7 percent. Trailing three-month underlying orders growth was strong throughout the quarter, with September up 11 percent. Margin increased 80 basis points to 17.7 percent and was up 140 basis points to 18.3 percent excluding the results of the Aventics acquisition, which closed early in the quarter. Margin improvement was driven by leverage on higher sales, restructuring actions and favorable mix.
Commercial & Residential Solutions net sales were up 7 percent in the quarter, and underlying sales increased 5 percent excluding unfavorable currency of 1 percent and a positive impact from acquisitions net of divestitures of 3 percent. Growth was driven by strong demand in North American commercial and residential air conditioning markets as well as strong demand in global professional tools and cold chain markets. Underlying sales in North America were up 8 percent on strong demand across all key end markets. Europe was up 4 percent, reflecting favorable trends in cold chain and professional tools markets. Latin America grew 5 percent and Asia increased 3 percent, driven by 8 percent growth in China. Middle East/Africa was down 16 percent. September trailing three-month underlying orders were up 3 percent. Margin decreased 150 basis points to 22.0 percent. Excluding the Tools & Test acquisition, which closed early in the fourth quarter, margin was 23.1 percent.

2019 Outlook
The following table presents the 2019 guidance framework and does not include the impact of the GE Intelligent Platforms acquisition, which is expected to close in the first half of 2019.

Sales Growth Guidance		EPS and Cash Flow Guidance
Net Sales Growth	6 – 9%	GAAP EPS	$3.55 – $3.70
Acquisitions Impact	4%	Operating Cash Flow	~$3.2B
Foreign Currency Translation Impact	(2%)	Free Cash Flow	~$2.5B
Underlying Sales Growth	4 – 7%
Automation Solutions	5 – 8%
Commercial Residential Solutions	3 – 5%
Automation Solutions growth will continue to be driven by MRO activity, as well as brownfield capital investments in existing assets to expand capacity or to improve the efficiency, safety and uptime of those facilities. In addition, Emerson expects to continue seeing steady progress in greenfield capital projects across upstream, midstream infrastructure, natural gas, chemical and hybrid markets, including life sciences and food and beverage. Such projects are anticipated to convert to orders in 2019, weighted toward the second half of the year.
Commercial & Residential Solutions growth will be supported by continued strong demand in residential and commercial air conditioning markets in the U.S., as well as cold chain and professional tools demand in the U.S., Asia and Europe.
“Our strong performance this year positions us for ongoing success, providing momentum as we head into the new fiscal year. Globally, we expect continued demand in both mature and emerging markets and across industries,” Farr said.
“We have much to do in 2019 across both business platforms to integrate new acquisitions - including Aventics, Tools & Test and GE Intelligent Platforms. For Valves & Controls, the largest acquisition in Emerson's history, we will build on strong first-year results to continue accelerating sales, margin improvement and cash flow performance. We’re also investing in our businesses to drive long-term outperformance in our markets. For example, Automation Solutions is enhancing our after-market and lifecycle service capabilities by adding engineering personnel and field offices to bolster Emerson’s local presence in key markets. Likewise, Commercial & Residential Solutions is investing in our global innovation infrastructure, adding a new research facility in Suzhou to enhance cold chain and solutions engineering capabilities for China and across our markets in Asia, as well as a new headquarters and engineering center in Racine, Wis., for the InSinkErator waste disposal business," Farr continued.
“We look forward to executing against key milestones and driving higher sales, margins and cash flow versus strong 2018 results. In 2019, Emerson is positioned to deliver 4 to 7 percent underlying sales growth and EPS growth of 3 to 7 percent, despite an expected reduction from foreign currency translation and more than 20 cents of net headwinds from discrete tax benefits and other one-time items recognized in 2018."

Upcoming Investor Events
Today, beginning at 2:30 p.m. Eastern Time, Emerson management will discuss the fourth quarter and fiscal year 2018 results during an investor conference call. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for 90 days.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, competitive and technological factors, and the impact of the Tax Cuts and Jobs Act, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended September 30		Percent
	2017	2018	Change

Net sales	$4,435	$4,888	10%
Costs and expenses:
Cost of sales	2,631	2,823
SG&A expenses	997	1,180
Other deductions, net	83	101
Interest expense, net	39	46
Earnings from continuing operations before income taxes	685	738	8%
Income taxes	183	116
Earnings from continuing operations	502	622	24%
Discontinued operations, net of tax	8	—
Net earnings	510	622
Less: Noncontrolling interests in earnings of subsidiaries	6	5
Net earnings common stockholders	$504	$617	22%

Diluted avg. shares outstanding	640.5	631.9

Diluted earnings per share common stockholders
Earnings from continuing operations	$0.77	$0.97	26%
Discontinued operations	$0.01	—
Diluted earnings per common share	$0.78	$0.97	24%

	Quarter Ended September 30
	2017	2018
Other deductions, net
Amortization of intangibles	$52	$57
Restructuring costs	33	27
Other	(2)	17
Total	$83	$101

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Year Ended September 30		Percent
	2017	2018	Change

Net sales	$15,264	$17,408	14%
Costs and expenses:
Cost of sales	8,860	9,948
SG&A expenses	3,618	4,258
Other deductions, net	286	376
Interest expense, net	165	159
Earnings from continuing operations before income taxes	2,335	2,667	14%
Income taxes	660	443
Earnings from continuing operations	1,675	2,224	33%
Discontinued operations, net of tax	(125)	—
Net earnings	1,550	2,224
Less: Noncontrolling interests in earnings of subsidiaries	32	21
Net earnings common stockholders	$1,518	$2,203	45%

Diluted avg. shares outstanding	643.4	635.3

Diluted earnings per share common stockholders
Earnings from continuing operations	$2.54	$3.46	36%
Discontinued operations	($0.19)	—
Diluted earnings per common share	$2.35	$3.46	47%

	Year Ended September 30
	2017	2018
Other deductions, net
Amortization of intangibles	$136	$211
Restructuring costs	78	65
Other	72	100
Total	$286	$376

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30
	2017	2018
Assets
Cash and equivalents	$3,062	$1,093
Receivables, net	3,072	3,344
Inventories	1,696	1,813
Other current assets	422	369
Total current assets	8,252	6,619
Property, plant & equipment, net	3,321	3,562
Goodwill	5,316	6,455
Other intangible assets	1,890	2,751
Other	810	1,003
Total assets	$19,589	$20,390

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$862	$1,623
Accounts payable	1,776	1,943
Accrued expenses	2,342	2,534
Income taxes	65	64
Total current liabilities	5,045	6,164
Long-term debt	3,794	3,137
Other liabilities	1,980	2,099
Total equity	8,770	8,990
Total liabilities and equity	$19,589	$20,390

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30
	2017	2018
Operating activities
Net earnings	$1,550	$2,224
Loss from discontinued operations, net of tax	125	—
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	636	758
Changes in operating working capital	160	(83)
Pension funding	(45)	(61)
Other, net	264	54
Cash from continuing operations	2,690	2,892
Cash from discontinued operations	(778)	—
Cash provided by operating activities	1,912	2,892

Investing activities
Capital expenditures	(476)	(617)
Purchases of businesses, net of cash and equivalents acquired	(2,990)	(2,203)
Divestitures of businesses	39	201
Other, net	(106)	(101)
Cash from continuing operations	(3,533)	(2,720)
Cash from discontinued operations	5,047	—
Cash provided by (used in) investing activities	1,514	(2,720)

Financing activities
Net increase (decrease) in short-term borrowings	(1,725)	343
Payments of long-term debt	(254)	(241)
Dividends paid	(1,239)	(1,229)
Purchases of common stock	(400)	(1,000)
Other, net	27	35
Cash used in financing activities	(3,591)	(2,092)

Effect of exchange rate changes on cash and equivalents	45	(49)
Increase (Decrease) in cash and equivalents	(120)	(1,969)
Beginning cash and equivalents	3,182	3,062
Ending cash and equivalents	$3,062	$1,093

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended September 30
	2017	2018
Sales
Automation Solutions	$2,894	$3,228

Climate Technologies	1,108	1,168
Tools & Home Products	435	487
Commercial & Residential Solutions	1,543	1,655

Eliminations	(2)	5
Net sales	$4,435	$4,888

Earnings
Automation Solutions	$490	$570

Climate Technologies	260	260
Tools & Home Products	102	104
Commercial & Residential Solutions	362	364

Differences in accounting methods	42	55
Corporate and other	(170)	(205)
Interest expense, net	(39)	(46)
Earnings before income taxes	$685	$738

Restructuring costs
Automation Solutions	$28	$15

Climate Technologies	2	9
Tools & Home Products	1	3
Commercial & Residential Solutions	3	12

Corporate	2	—
Total	$33	$27

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30
	2017	2018
Sales
Automation Solutions	$9,418	$11,441

Climate Technologies	4,212	4,454
Tools & Home Products	1,645	1,528
Commercial & Residential Solutions	5,857	5,982

Eliminations	(11)	(15)
Net sales	$15,264	$17,408

Earnings
Automation Solutions	$1,522	$1,886

Climate Technologies	975	972
Tools & Home Products	383	380
Commercial & Residential Solutions	1,358	1,352

Differences in accounting methods	148	218
Corporate and other	(528)	(630)
Interest expense, net	(165)	(159)
Earnings before income taxes	$2,335	$2,667

Restructuring costs
Automation Solutions	$63	$41

Climate Technologies	10	20
Tools & Home Products	2	3
Commercial & Residential Solutions	12	23

Corporate	3	1
Total	$78	$65

Reconciliations of Non-GAAP Financial Measures & Other			Table 7

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Underlying Sales Change	FY18
Reported (GAAP)	14%
(Favorable) / Unfavorable FX	(1)%
Acquisitions/Divestitures	(5)%
Underlying*	8%

Q4 2018 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	11%	7%	10%
(Favorable) / Unfavorable FX	2%	1%	2%
Acquisitions/Divestitures	(4)%	(3)%	(4)%
Underlying*	9%	5%	8%

FY 2019E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	~ 6 - 9%	~ 8 - 10%	~ 6 - 9%
(Favorable) / Unfavorable FX	~ 2%	~ 1%	~ 2%
Acquisitions/Divestitures	~ (3)%	~ (6)%	~ (4)%
Underlying*	~ 5 - 8%	~ 3 - 5%	~ 4 - 7%

Earnings Per Share	FY18	Q4 FY18
Earnings per share from continuing operations (GAAP)	$3.46	$0.97
Discrete tax benefit	(0.08)	(0.08)
Earnings per share from continuing operations, excluding	$3.38	$0.89
discrete tax benefit*

Continuing Operations Margin	Q4 FY17	Q4 FY18	Change
Pretax margin (GAAP)	15.5%	15.1%	(40) bps
Interest expense, net	0.8%	0.9%	10 bps
Earnings before interest and taxes margin*	16.3%	16.0%	(30) bps

Automation Solutions Segment EBIT Margin	Q4 FY17	Q4 FY18	Change
Automation Solutions Segment EBIT margin (GAAP)	16.9%	17.7%	80 bps
Aventics impact	—%	0.6%	60 bps
Automation Solutions Segment EBIT margin, excluding	16.9%	18.3%	140 bps
Aventics*

Commercial & Residential EBIT Margin	Q4 FY17	Q4 FY18	Change
Commercial & Residential EBIT margin (GAAP)	23.5%	22.0%	(150) bps
Tools & Test impact	—%	1.1%	110 bps
Commercial & Residential EBIT margin, excluding	23.5%	23.1%	(40) bps
Tools & Test*

Q4 Cash Flow From Continuing Operations	Q4 FY17	Q4 FY18	Change
Operating cash flow from continuing operations (GAAP)	$905	$1,024	13%
Capital expenditures	(176)	(303)	(14)%
Free cash flow from continuing operations*	$729	$721	(1)%

Cash Flow From Continuing Operations	FY17	FY18	Change
Operating cash flow from continuing operations (GAAP)	$2,690	$2,892	8%
Capital expenditures	(476)	(617)	(5)%
Free cash flow from continuing operations*	$2,214	$2,275	3%

FY 2019E Cash Flow	FY 2019E
Operating cash flow (GAAP)	~ 3,200
Capital expenditures	~ (650)
Free cash flow*	~ 2,500

Cash Flow to Net Earnings Conversion	FY18
Operating cash flow to net earnings (GAAP)	131%
Capital expenditures	(28)%
Free cash flow to net earnings*	103%
Discrete non-cash tax benefits	11%
Free cash flow to net earnings, excluding discrete non-cash	114%
tax benefits*

Note: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.

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